SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

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Capital Automotive REIT

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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The following is the text of a press release issued by Capital Automotive REIT on October 27, 2005:
Press Release
Capital Automotive REIT Announces Record Date for Common Shareholders Eligible to Vote on Merger
MCLEAN, Va., October 27, 2005 — Capital Automotive REIT (Nasdaq: CARS), the nation’s leading specialty finance company for automotive retail real estate, today announced that the close of business on Friday, November 4, 2005, has been set as the record date for the determination of common shareholders eligible to receive the proxy and vote at the special meeting to be held to consider and approve the previously announced merger with subsidiaries of Flag Fund V LLC, a Delaware limited liability company advised by DRA Advisors LLC.
On September 2, 2005, the Company entered into a definitive merger agreement to be acquired by subsidiaries of Flag Fund V. Under the terms of the agreement, holders of the Company’s common shares will receive $38.75 per share payable in cash upon the closing of the merger and will thereafter cease to be shareholders of the Company. The merger is subject to approval of the Company’s common shareholders and other customary closing conditions.
A proxy statement, once final, will be mailed together with a proxy card to the Company’s common shareholders. The final proxy statement will include the date, time and location of the special meeting.
About Capital Automotive
Capital Automotive, headquartered in McLean, Virginia, is a self-administered, self-managed real estate investment trust. The Company’s primary strategy is to acquire real property and improvements used by operators of multi-site, multi-franchised automotive dealerships and related businesses. Additional information on Capital Automotive is available on the Company’s website at http://www.capitalautomotive.com.
About DRA Advisors LLC
DRA Advisors LLC is a New York-based registered investment advisor specializing in real estate investment management services for institutional and private investors, including pension funds, university endowments, foundations and insurance companies. Founded in 1986, the firm currently manages approximately $5 billion in assets. Additional information about DRA can be found on its website at http://www.draadvisors.com.
Additional Information about the Merger and Where to Find It
On October 14, 2005, the Company filed preliminary proxy materials relating to the proposed merger with the Securities and Exchange Commission. These proxy materials and other relevant materials, including the definitive merger agreement, may be obtained free of charge at the Securities and Exchange Commission’s website at http://www.sec.gov. In addition, shareholders may obtain free copies of the documents that the Company files with the SEC by accessing the Company’s website. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS AND TO READ THE DEFINITIVE PROXY MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED ITEMS. Shareholders are urged to read the proxy statement and other relevant materials before making any voting or investment decision with respect to the proposed merger.
The executive officers and trustees of the Company have interests in the proposed merger, some of which differ from, and are in addition to, those of the Company’s shareholders generally. In addition, the Company and its executive officers and trustees may be participating or may be deemed to be participating in the solicitation of proxies from the security holders of the Company in connection with the proposed merger. Information about the executive officers and trustees of the Company, their relationship with the Company and their beneficial ownership of Company securities is set forth in the preliminary proxy materials filed with the Securities and Exchange Commission on October 14, 2005. Shareholders may obtain additional information regarding the direct and indirect interests of the Company and its executive officers and trustees in the proposed merger by reading the preliminary proxy materials and by reading the definitive proxy materials relating to the merger when they become available.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of any such jurisdiction.
Forward-Looking Statements
Certain matters discussed within this press release are forward-looking statements within the meaning of the federal securities laws. Although the Company believes that the expectations reflected in the forward-looking statements are based upon reasonable assumptions, the forward-looking statements contained in this press release are subject to risks and uncertainties, including, but not limited to, risks that the proposed merger will not be consummated on the terms disclosed in the merger agreement, or at all; risks resulting from the potential adverse effect on the Company’s business and operations of the covenants the Company made in the merger agreement; risks resulting from the decrease in the amount of time and attention that management can devote to the Company’s business while also devoting its attention to completing the proposed merger; risks associated with the increases in operating costs resulting from the additional expenses the Company has incurred and will continue to incur relating to the proposed merger; risks that the Company’s tenants will not pay rent; risks related to the mortgage loans in the Company’s portfolio, such as the risk that borrowers will not pay the principal or interest or otherwise default, the level of interest income generated by the mortgage loans, the market value of the mortgage loans and of the properties securing the loans, and provisions of federal, state and local law that may delay or limit the Company’s ability to enforce its rights against a borrower or guarantor in the event of a default under a loan; risks related to the Company’s reliance on a small number of dealer groups for a significant portion of its revenue; risks of financing, such as increases in interest rates, the Company’s ability to meet existing financial covenants and to consummate planned and additional financings on terms that are acceptable to the Company; risks that its growth will be limited if the Company cannot obtain additional capital or refinance its maturing debt; risks that planned and additional real estate investments may not be consummated; risks that competition for future real estate investments could result in less favorable terms for the Company; risks relating to the automotive industry, such as the ability of the Company’s tenants to compete effectively in the automotive retail industry or operate profitably and the ability of its tenants to perform their lease obligations as a result of changes in any manufacturer’s production, supply, vehicle financing, incentives, warranty programs, marketing or other practices or changes in the economy generally; risks generally incident to the ownership of real property, including adverse changes in economic conditions, changes in the investment climate for real estate, changes in real estate taxes and other operating expenses, adverse changes in governmental rules and fiscal policies and the relative illiquidity of real estate; risks related to the Company’s financing of new construction and improvements; environmental and other risks associated with the acquisition and leasing of automotive properties; risks related to the Company’s status as a REIT for federal income tax purposes, such as the existence of complex regulations relating to its status as a REIT, the effect of future changes in REIT requirements as a result of new legislation and the adverse consequences of the failure to qualify as a REIT; risks associated with the pending lawsuit against the Company and its trust managers relating to the proposed merger and with any other lawsuits that may arise out of the proposed merger; and those risks detailed from time to time in the Company’s SEC reports, including its Form 8-K/A filed on March 11, 2005, its annual report on Form 10-K and its quarterly reports on Form 10-Q.
Contact Information
David S. Kay
Senior Vice President, Chief Financial Officer and Treasurer
Capital Automotive REIT
703.394.1302